                                                                    EXHIBIT 23.7


     I hereby consent to the reference to my name in this registration statement on Form S-4. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993 or the rules and regulations of the Securities and Exchange Commission thereunder.

January 6, 1995

                                                  /s/ Barry C. Harris
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                                                  Barry C. Harris